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                      AMERICAN FAMILY LIFE INSURANCE COMPANY
                              6000 AMERICAN PKWY
                           MADISON, WI  53783-0001
                                888-428-5433

             ACCIDENTAL DEATH BENEFIT RIDER FOR THE PRIMARY INSURED

              FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

This RIDER is attached to and becomes a part of the BASE POLICY and is subject to the conditions and provisions of the BASE POLICY. All such conditions and provisions apply to this RIDER unless changed by this RIDER.

                              DEFINITIONS

ACCIDENTAL DEATH.  Death that results directly and solely from:

      1. an INJURY that is visible on the exterior of the PRIMARY INSURED'S body or which is disclosed by autopsy; or
      2. an accidental drowning.

The ACCIDENTAL DEATH must occur within 120 days of the INJURY.

INJURY.  Accidental bodily injury that:

      1. results directly in the death of the PRIMARY INSURED; and
      2. is independent of all other causes in the death of the PRIMARY INSURED; and
      3. occurs after the ISSUE DATE of this RIDER and while this RIDER is in force.

BENEFIT. WE will pay, to the BENEFICIARY, the amount of this benefit as shown on the Schedule if WE receive at the ADMINISTRATIVE SERVICE CENTER written proof satisfactory to US that:

      1. the PRIMARY INSURED'S ACCIDENTAL DEATH resulted from an INJURY; and
      2. the ACCIDENTAL DEATH occurred while the Policy and this RIDER were in force.

EXCLUSIONS AND LIMITATIONS. This benefit is not payable for an ACCIDENTAL DEATH that is the direct or indirect result of:

      1. intentionally self-inflicted Injury;
      2. suicide whether sane or insane;
      3. any disease even if the cause of death is the direct or indirect result of Injury;
      4. medical or surgical treatment of any disease;
      5. committing an assault or felony;
      6. physical or mental illness;
      7. any drug, medication, or sedative taken voluntarily unless:
          a. administered by a licensed physician; or
          b. taken as prescribed by a licensed physician;
      8. alcohol in combination with any drug, medication or sedative;
      9. ptomaine or bacterial infections, except pyogenic infections which occur at the same time as or through an accidental cut or wound;
     10. participating in a riot or insurrection;
     11. war; or service in the military, naval or air forces of any country or international organization at war, whether declared or undeclared; or any conflict between armed forces;
     12. voluntary taking of any poison or inhaling of any gas;
     13. operating, riding or descending from any aircraft in which the PRIMARY INSURED is:
          a. a pilot, pilot instructor, student pilot, or member of the crew; or
          b. being flown for the purpose of descent while in flight.

AUTOPSY. Unless prohibited by law, WE have the right to have an autopsy performed, at OUR expense, on the PRIMARY INSURED when claim is made under this RIDER.

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RIDER EFFECTIVE DATE.  This RIDER takes effect as of the Rider Effective Date shown on the Schedule.. If this RIDER is subsequently added to the BASE POLICY, the Rider Effective Date will be shown on an endorsement. The Rider Effective Date determines each:

      1. RIDER year;
      2. RIDER anniversary;
      3. RIDER month.

RIDER TERMINATION DATE.  This RIDER terminates on the earliest of:

     1. 12:00 AM on the RIDER anniversary date nearest the PRIMARY INSURED'S ATTAINED AGE 65;
     2. the date the BASE POLICY terminates subject to the conditions and provisions of the BASE POLICY; or
     3. the date the BASE POLICY is surrendered by the OWNER.

The OWNER may cancel this RIDER at any time by sending a written request to the ADMINISTRATIVE SERVICE CENTER. Such cancellation takes effect on the MONTHLY DEDUCTION DAY following the date the written request is received at the ADMINISTRATIVE SERVICE CENTER, unless a later date is requested.









PRESIDENT                                                       SECRETARY






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